LEASE AGREEMENT

BY AND BETWEEN:

MOUNTAIN PLAZA ASSOCIATES,
a New Jersey Partnership,

                                        'Landlord'


-and-

ALL COMMUNICATIONS CORPORATION,
a New Jersey Corporation,

                                         'Tenant'



---------------------------------------------------

DATED:  APRIL 13, 1995

---------------------------------------------------

                                  LAW OFFICES
                        EPSTEIN, EPSTEIN, BROWN & BOSEK
                           A Professional Corporation
                             245 Green Village Road
                                  P.O Box 901
                        Chatham Township, NJ 07928-0901
                                 (201) 593-4900
                                 April 11, 1995
                                   #13740-352
                                      #505


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

                             OFFICE LEASE AGREEMENT



BY AND BETWEEN:

                           MOUNTAIN PLAZA ASSOCIATES,
                           a New Jersey Partnership,
                                     as 'Landlord'

                                    -and-


                        ALL COMMUNICATIONS CORPORATION,
                        a New Jersey Corporation,

                                     as 'Tenant'





PREMISES:    1450 Route 22
             Mountainside, New Jersey 07092



DATED:       APRIL 13, 1995



PREPARED BY: ROBERT K. BROWN, ESQ.



#13740-352
Disk #505
April 11, 1995


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                               TABLE OF CONTENTS

1.  DEMISE, PREMISES, TERM ................................................    1
2.  RENTS .................................................................    2
3.  COMPLETION OF CONSTRUCTION OF THE BUILDING AND PREPARATION OF THE
    DEMISED PREMISES ......................................................    4
4.  USE ...................................................................    6
5.  ADJUSTMENT OF RENTS ...................................................    6
6.  REPAIRS AND MAINTENANCE ...............................................   10
7.  LANDLORD'S SERVICES ...................................................   11
8.  INABILITY TO PERFORM ..................................................   12
9.  INSURANCE .............................................................   13
10. LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION .............................   13
11. FIXTURES ..............................................................   14
12. GLASS .................................................................   14
13. MISCELLANEOUS .........................................................   15
14. FIRE AND CASUALTY .....................................................   16
15. COMPLIANCE WITH LOCAL RULES AND REGULATIONS ...........................   17
16. TERMINATION ...........................................................   20
17. INSPECTION BY LANDLORD ................................................   22
18. NOTICES ...............................................................   22
19. NON-WAIVER ............................................................   22
20. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS ..................   23
21. NON-LIABILITY OF LANDLORD .............................................   24
22. CONDEMNATION ..........................................................   24
23. INCREASE OF INSURANCE RATES ...........................................   24
24. MORTGAGE PRIORITY .....................................................   25
25. QUIET ENJOYMENT .......................................................   25
26. SIGNS .................................................................   25
27. CHANGES IN OR ABOUT PREMISES ..........................................   26
28. LIMIT OF LANDLORD'S LIABILITY .........................................   26
29. LANDLORD'S REMEDIES AND EXPENSES ......................................   26
30. LANDLORD'S RESERVED RIGHTS ............................................   26
31. ASSIGNMENT AND SUBLETTING .............................................   27
32. BROKERAGE .............................................................   29
33. SECURITY ..............................................................   30


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                           TABLE OF CONTENTS (Cont'd)

34. SURRENDER OF PREMISES........ .........................................   26
35. SURVIVAL OF OBLIGATION.......... ......................................   26
36. FINANCIAL STATEMENTS...... ............................................   26
37. EXECUTION AND DELIVERY ................................................   27
38. OPTION TO RENEW .......................................................   29


Schedule 'A'   -   Floor Plan
Schedule 'B'   -   Landlord's Workletter
Schedule 'C'   -   Building Maintenance Specifications
Schedule 'D'   -   Building Rules and Regulations
Schedule 'E'   -   Legal Description



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     THIS  LEASE AGREEMENT, made  this 13th day of  April 1995, between MOUNTAIN
PLAZA ASSOCIATES, a New Jersey Partnership, having an office at 14A Worlds Fair Drive, Franklin Township, New Jersey 08873 (having a mailing address at P.O. Box 5850, Somerset, New Jersey 08875-5850), hereinafter called the 'Landlord'; and ALL COMMUNICATIONS CORPORATION, a New Jersey corporation, having an office at 7
Lincoln   Highway,  Suite  224,  Tower   Building,  Edison,  New  Jersey  08820,
hereinafter called the 'Tenant'.

                                 WITNESSETH: --

1. DEMISE, PREMISES, TERM

     1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord for a term of five (5) years [the 'Term' (as the same may be adjusted by Article 1.4)] to commence on the Commencement Date hereinafter defined, the premises described in Article 1.2 in the building ('Building') situate at 1450 Route 22, Mountainside, New Jersey 07092, which Building is located on the lands and premises (the 'Land') described on Schedule 'E' annexed hereto and made a part hereof.

     1.2 Such premises are shown on the floor plan annexed hereto as Schedule 'A' and have a rentable area of 3,828 square feet (including 435 square feet attributable to common area and core space). The Building has a total rentable area of 41,531 square feet. Square footage has been computed on the basis of outside dimensions to center line of common wall as applicable. The demised premises, all fixtures and equipment now or hereafter attached thereto (except items constituting Tenant's Property, as hereinafter defined) are hereinafter referred to as the 'Demised Premises'.

     1.3 The Term shall commence on the date ('Commencement Date') when a Certificate of Occupancy permitting Tenant's use of the Demised Premises as provided in Article 4 shall be issued.

     1.4 The Term shall end ('Expiration Date'), unless sooner terminated pursuant hereto or by law, on the last day of the

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calendar  month in which  the day preceding  the fifth (5th)  anniversary of the
Commencement Date occurs.

1.5 Effective as of the Commencement Date and as a condition of Tenant's right to possession, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Demised Premises and agrees to pay rent from the Commencement Date, which statement shall survive the Commencement Date and the Expiration Date and, shall be in recordable form if required by the Landlord. Tenant further agrees that it will execute, subsequent to the Commencement Date, an estoppel letter as may be required from Landlord's mortgagee from time to time, certifying among other things the Commencement Date and Expiration Date of the lease, status of current rent payments by Tenant, and any other pertinent information as may be reasonably required by such mortgagee.

1.6 In the event any act or omission of Tenant delays completion of Landlord's work, the Commencement Date shall be deemed the date when the conditions required would have been satisfied, but for such act or omission.

1.7 The Demised Premises shall be conclusively deemed to have been in satisfactory condition at the Commencement Date, unless, within thirty (30) days thereafter, Tenant notifies Landlord of any respect in which the Demised Premises were not then in such condition.

2. RENTS

     2.1 Tenant shall pay Landlord during the Term annual fixed rent ('Fixed Rent') as follows:

          (a) During the first and second years of the Term, Tenant shall pay Fixed Rent in the amount of FORTY NINE THOUSAND FIVE HUNDRED AND 00/100 ($49,500.00) DOLLARS per annum, in equal installments of FOUR THOUSAND ONE HUNDRED TWENTY FIVE AND 00/100 ($4,125.00) DOLLARS per month.

          (b) During the third, fourth and fifth years of the Term, Tenant shall pay Fixed Rent in the amount of FIFTY SEVEN THOUSAND FOUR HUNDRED TWENTY AND 00/100 ($57,420.00) DOLLARS

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per  annum, in equal installments of FOUR THOUSAND SEVEN HUNDRED EIGHTY FIVE AND
00/100 ($4,785.00) DOLLARS per month.

(c) The foregoing monthly installments of Fixed Rent shall be payable in advance on the first day of each month during the Term (except that the first installment shall be paid on the execution of the lease).

     2.2 Fixed Rent does not include the cost of electricity furnished to the whole Building, including each Tenant's use of ordinary lighting and business equipment. Such cost shall be paid for proportionately by Tenant, as required in accordance with Article 5.

     2.3 Additional rent ('Additional Rent') shall consist of all other sums which are payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same rights and remedies as for a default in the payment of Fixed Rent).

     2.4 All Fixed Rent and Additional Rent (collectively sometimes hereinafter referred to as 'rent') shall be paid promptly, without demand, setoff or deduction, in lawful money of the United States of America, to Landlord at its office, or at such other place as Landlord may designate by notice to Tenant.

     2.5 The rentable area set forth in Article 1.2 has been determined from the plans for the Building. If any change in such plans modifies the rentable area of the Demised Premises or the Building, the parties shall promptly execute and exchange a recordable agreement, specifying the resulting modifications of the Fixed Rent and Tenant's Proportionate Share (as hereinafter defined). If the parties cannot agree within fifteen (15) days after Landlord notifies Tenant of any such modification, the matter shall be determined by Stephen W. Schwartz, A.I. A., 20 Northfield Road, West Orange, New Jersey.

     2.6 If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent and Additional Rent for such partial month shall be prorated.

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          2.7  The  Demised Premises  include the  right,  in common  with other tenants of the Building, to use the common entranceways, lobby, corridors, lavatories, stairways, elevators and parking areas without additional charge or rent. Notwithstanding the above, there shall be four (4) assigned parking spaces available for the use of Tenant and its employees and invitees. Landlord shall locate two (2) of the above assigned parking spaces adjacent to the current location of the Building's garbage dumpster.

          2.8 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Fixed Rent payable hereunder, together with the security deposit referred to herein.

          2.9 Any installment of Fixed Rent or Additional Rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the tenth (10th) day of any lease month, shall bear a late charge of ten (10%) percent of such Fixed Rent or Additional Rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be Additional Rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. In addition, any payment of Fixed Rent or Additional Rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

3. COMPLETION OF CONSTRUCTION OF THE BUILDING AND
   PREPARATION OF THE DEMISED PREMISES

     3.1 The Demised Premises shall be completed as set forth in Schedule 'B' ('Landlord's Workletter') and in accordance with Tenant's floor plans ('Tenant's Plan'). Tenant's Plan shall incorporate the work to be performed pursuant to Landlord's Workletter and shall be limited to such work.

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          3.2 Tenant  shall deliver  to  Landlord, within  two (2)  weeks  after execution of this lease, a single line floor plan setting forth Tenant's design requirements, based upon which Landlord shall then complete Tenant's Plan hereinabove referred to. In the event Tenant's single line drawing shall exceed the specifications set forth in Landlord's Workletter, such excess requirements of Tenant shall be paid for at Tenant's sole cost and expense, in accordance with a written change order to be mutually approved by Landlord and Tenant with respect to the scope and cost of such Workletter, which cost shall be determined on the basis of Owner's actual cost for labor, material and fixtures, plus 10% of such aggregate cost for profit and 10% for overhead. Landlord shall submit monthly requisitions to Tenant as to the cost of such work, and Tenant shall pay the same within ten (10) days after receipt.

          3.3 Landlord may make any changes in Tenant's Plan which may be necessary to comply with the requirements of governmental authorities having jurisdiction and the applicable Board of Fire Underwriters. The work to be performed by Landlord pursuant to Tenant's Plan and Schedule 'B' is referred to as 'Landlord's Work'.

          3.4 Anything hereinabove contained to the contrary, it is expressly understood and agreed that the Landlord's construction obligation shall be limited to the installation of all improvements hereinabove set forth in
     Article 3. In the event that any changes or additions are required to the work to be performed by Landlord by any governmental or quasi-governmental entity having jurisdiction over the Tenant or its use and occupancy of the Demised Premises, any such changes or additions shall be performed by the Landlord at the Tenant's sole cost and expense. In addition, in the event that the performance of any such changes or additions shall delay the Commencement Date hereunder, the commencement date shall be established as of the date that the Demised Premises would otherwise have been substantially completed

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     by  the Landlord, but for such additional requirements which are applicable to the Tenant.

4. USE

          4.1 The Tenant shall use and occupy the Demised Premises for general offices and for no other purpose.

          4.2 In amplification of this Article 4, and not by way of limitation, business machines, mechanical equipment, and any other installations made by Tenant in the conduct of its business of the Demised Premises which interfere with the reasonable use or enjoyment of other tenants or occupants of their premises or the common area and core space of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or springtype vibration eliminators sufficient to eliminate noise or vibration.

          4.3 Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld. If the movement of such items requires special handling, all such work shall be done in full compliance with applicable laws, rules, codes and regulations and all other governmental requirements. All such movements shall be made during hours designated by Landlord which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Landlord at Tenant's expense.

5. ADJUSTMENT OF RENTS

     5.1 For all purposes hereof:

          (a) 'Taxes' shall include all real estate taxes ('Base Taxes' as hereinafter defined) assessments, sewer rents and other governmental charges imposed upon the Building and the Land, or any governmental charges levied in substitution thereof;

          (b) 'Base Taxes' shall mean the taxes assessed against the Building and the Land for the calendar year 1995;

          (c) 'Tenant's Proportionate Share' for all lease purposes shall be 9.2%.

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     5.2  If Taxes for any calendar year  during the Term exceed the Base Taxes,
Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ('Tax Payment'), prorated for any portion of a calendar year not within the applicable Term. Tenant's Tax Payment shall be paid monthly in twelve (12) equal installments, together with the rent to be paid pursuant to Article 2 based on a written Tax Payment estimate to be furnished by Landlord to Tenant for any period for which Tenant shall be responsible for its Tax Payment as hereinabove provided. Landlord shall furnish to Tenant a computation and breakdown of Tenant's Tax Payment as soon as ascertained and Tenant shall be credited with, or shall pay to Landlord in a lump sum, within thirty (30) days after demand any required adjustment applicable to Tenant's Tax Payment.

     5.3 If Landlord receives a refund of Taxes for any calendar year for which Tenant has made a Tax Payment, Landlord shall repay Tenant's Proportionate Share of the refund (not to exceed Tenant's Tax Payment in any event) after first deducting the reasonable cost and expenses incurred by Landlord in effecting the refund.

     5.4 If at any time during the Term of this lease the method or scope of taxation prevailing at the date of execution of this lease shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Taxes, there may be a capital levy or other imposition based on the value of the Land and Building, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property including the Demised Premises, then and in such event, such substituted tax or imposition shall be payable and discharged pro rata, in accordance with the obligations set forth in this Article 5. Such substitute tax shall be computed as if the Land and Building of which the Demised Premises are a part were the only property owned by the Landlord.

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  5.5 No provision  hereof shall  be deemed to  require Tenant to pay municipal, state or federal income, capital levy, estate, succession, inheritance or corporate franchise taxes imposed upon Landlord unless such taxes are reasonably deemed imposed in substitution for Taxes.

  5.6 For all purposes hereof:

          (a) 'Operating Expenses' shall mean all expenses incurred by Landlord in connection with the operation, maintenance, repair and replacement of the Building, Land and all related improvements during any calendar year including, without limitation, (i) wages and fringe benefit payments to persons engaged in such operation, maintenance and repair; (ii) the cost of building and cleaning supplies and service and maintenance contracts with independent contractors; and (iii) all charges for insurance coverage on the Land, Building, improvements and building operations, including fire and casualty insurance in broad form, public liability insurance, rent insurance and such other insurance reasonably required by Landlord or other parties having an insurable interest. Landlord reserves the right to adjust the amount of coverage from time to time as may be required to provide adequate coverage consistent with then existing economic conditions. Operating Expenses shall not include expenses for any capital improvements made to the Land or Building, except that capital expenses for improvements which result in savings of labor, energy, utility or material costs shall be included at the lesser of the cost of such improvement amortized over the useful life of the improvement or the annual savings in costs resulting from the improvement. If in the Base Year, or in any Operational Year the Building is partially unoccupied, the Operating Expenses for such year shall consist of the Operating Expenses actually paid in such year plus such additional amount as Landlord reasonably determines would have been paid for Operating Expenses in such year if the Building had been fully occupied.

          (b) 'Base Year' shall mean the calendar year 1995.

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          (c) The utility rate ('Utility Rate')  shall be the rate in effect  as of the date of execution of this lease applied to the total consumption for the year 1995, projected as if the Building were 100% occupied, to established the Base Year's Operating Expense for each utility service, excepting electric for which Tenant shall pay its proportionate share of all electric consumption in the Building of which the Demised Premises are a part, as hereinabove referred to in Articles 2.1(b) and 5.10(i).

          (d) 'Operational Year' shall mean each calendar year during the Term after the Base Year.

     5.7 (i) The Landlord shall make a reasonable estimate of the Operating Expenses for each Operational Year after the Base Year, and if it is estimated that the Operating Expenses will be greater than the Operating Expenses for the Base Year, then the Tenant shall pay as Additional Rent Tenant's Proportionate Share of any such increase in twelve (12) equal monthly installments beginning in January of the Operational Year in question.

     (ii) At the end of each calendar year, Landlord will furnish to Tenant a statement of actual Operating Expenses for the Operational Year just elapsed and the parties shall adjust in a single payment from the Tenant or the Landlord, as the case may be, any difference between the estimated and actual Operating Expenses.

     (iii) Any required payment to Landlord or Tenant as applicable shall be made within thirty (30) days after Landlord's furnishes the required statement of Operating Expenses.

     5.8 Every  statement  forwarded by  Landlord  to Tenant  pursuant  to  this
Article 5 shall be binding upon Tenant unless, within thirty (30) days after the receipt of such statement, Tenant notifies Landlord, in detail, of Tenant's objections thereto. Any unresolved dispute as to such statement shall be determined by arbitration in accordance with the rules of the American Arbitration Association at the equal administrative cost of Landlord and Tenant, except that Tenant shall pay the disputed

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

amount to Landlord and such sums shall be repaid or adjusted as may be required upon resolution of the arbitration hereinabove referred to.

5.9 If the last year of the Term ends on any day other than the last day of a calendar year, any payment due to Landlord or to Tenant by reason of any increase or decrease in Operating Expenses shall be pro-rated as applicable within thirty (30) days of written notice. This covenant shall survive the expiration or termination of this lease.

5.10 (i) Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of the cost of all electrical consumption in the Building of which the Demised Premises are a part, in connection with its use and operation. Each Tenant, however, shall pay for any electrical services furnished in excess of the electric to be furnished to each Tenant as hereinafter provided in Article 5.10
(ii).

(ii) If Tenant uses any electrical equipment other than ordinary business equipment (such as typewriters, personal computers, telefax machines or normal office copiers), the charge for the increased power consumption by Tenant shall be determined by an independent consultant selected by Landlord, whose fee shall be paid by Tenant. Tenant shall pay the full additional charge attributable to the increased power consumption by Tenant. Said payment shall be made within thirty (30) days after demand, and Landlord shall furnish a breakdown and computation of such charged based on the report of the independent consultant. Landlord warrants that the foregoing covenant shall be applicable to each Tenant of the Building.

6. REPAIRS AND MAINTENANCE

     6.1 During the Term, the Landlord, at its cost and expense (but subject to the provisions of Article 5.6), shall keep in good order, safe condition and repair the structural parts of the Building, including the walls, roof, concrete floor, foundation and structural steel, together with plumbing, utility lines and facilities serving the Demised Premises, except for repairs or

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

maintenace occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invitees, which shall be then repaired by Landlord at the cost and expense of the Tenant.

     6.2 Subject to the provisions of Article 5, the Landlord shall take good care of and maintain, repair and replace the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the Property, and the Landlord shall provide snow removal.

     6.3 Tenant agrees to keep the Demised Premises in as good repair as they are at the beginning of the Term, reasonable use and wear thereof and damage by fire or other casualty not caused by Tenant excepted. Tenant further agrees not to damage, overload, deface or commit waste of the Demised Premises. Tenant shall be responsible for all damage of any kind or character to the Demised Premises, including the windows, glass (subject to the terms of Article 12 hereof), floors, walls and ceilings, caused by Tenant or by anyone using or occupying the Demised Premises by, through or under the Tenant. Landlord shall repair the same, and Tenant agrees to pay the costs incurred therefor to Landlord upon demand. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by Landlord for Tenant's use as leasehold improvements over and above the improvements furnished by Landlord, as part of Landlord's Work.

     6.4 Anything hereinabove contained to the contrary notwithstanding, Tenant shall, at its own cost and expense, replace all light bulbs, fluorescent fixtures and ballasts after their initial installation by Landlord at the commencement of the lease Term.

7. LANDLORD'S SERVICES

     7.1 Subject to the provisions of Article 5, the Landlord shall furnish the services for which the Building is equipped, to the extent that then existing facilities for such

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services permit,  except that heat and air-conditioning,  as required,  shall be furnished only between the hours of 8:00 A.M. and 8:00 P.M. Monday through Friday and between 9:00 A.M. and 1:00 P.M. Saturdays (Sundays and State and Federal holidays excluded). In the event Tenant uses the Demised Premises beyond the regular work week, the Tenant shall be responsible for the cost of heating and air conditioning services furnished to the Demised Premises at the rate of $22.00 per hour. The said $22.00 per hour charge shall be increased from time to time as may be required in the event of escalations of any applicable utility service, so as to provide an equitable adjustment as may be required to incorporate such increased cost. Any such increase shall be in writing and shall incorporate information as to any applicable utility rate increase justifying the per hour escalation cost. Tenant agrees that it will
cooperate  with  Landlord  in   metering  Tenant's   use  of  the  heating   and
air-conditioning system, in accordance with any energy or other use measuring systems which Landlord may install on the Demised Premises, or in lieu thereof, Landlord may request Tenant to keep a log of such overtime use.

     7.2 Janitorial services are as referred to on Schedule 'C' annexed hereto and made a part hereof.

8. INABILITY TO PERFORM

     If by reason of strike, labor disputes, or other cause outside Landlord's control, including but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any governmental agency, or conditions of supply and demand which are affected by war or other emergency or acts of God, Landlord shall be unable to fulfill its obligations under this lease or shall be unable to supply any service which Landlord is obligated to supply, this lease and Tenant's obligation to pay rent hereunder shall not be affected, impaired or excused. Landlord agrees, however, that it will use all reasonable efforts to obtain restoration of services based on the then existing circumstances.

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

     9. INSURANCE

     9.1 The Tenant covenants and agrees that it will carry liability insurance in the minimum amount of ONE MILLION AND 00/000 ($1,000,000.00) DOLLARS per accident and TWO HUNDRED FIFTY THOUSAND AND 00/000 ($250,000.00) DOLLARS for property damage. The Tenant further covenants and agrees that it will add the Landlord as a name party insured by such policy and furnish Landlord with a certificate of said liability insurance prior to the commencement of the Term of this lease and thereafter on an annual basis. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the Term. In addition, it is expressly understood and agreed that Tenant's liability policy shall (i) name as insureds the Tenant, the Landlord, and, if Landlord requests, the Landlord's mortgagees; (ii) be written on a form reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New Jersey and reasonably satisfactory to Landlord; and (iii) provide that it will be non-cancellable, except on thirty (30) days' prior written notice to the Landlord and, if requested by the Landlord, the Landlord's mortgagees.

     9.2 The Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents.

     9.3 The Landlord and Tenant mutually waive all right of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any nature whatsoever to property or person for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

     10. LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION

     The Landlord reserves the right to enter the Building, Land and Demised Premises in connection with the construction and erection of any additions or improvements to the Building and Land of which the Demised Premises are a part,

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

provided that in the use of such right the Landlord shall not unreasonably interfere with the use of the parking areas and driveways or the Tenant's business.

11. FIXTURES

     The Tenant is given the right and privilege of installing and removing property, machinery, equipment and fixtures in the Demised Premises during the Term of the lease subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof, at the cost and expense of Tenant. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property (including all computer, data and telephone cabling and equipment which is installed within the Demised Premises, including any of the foregoing which has been installed above the ceiling) prior to such default, dispossess or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal to the Tenant, together with an additional twenty one (21%) per cent of such costs for Landlord's overhead and profit, which total costs shall be deemed to be Additional Rent hereunder. The Tenant shall be liable for any damage which it causes in the removal of said property from the Demised Premises.

     12. GLASS

     Tenant shall be solely responsible for the maintenance, repair and replacement of the plate glass within or forming a part of the Demised Premises, but Tenant is herewith granted the continuing option either to insure the risk or to self insure the same. Notwithstanding the foregoing, Tenant shall not be responsible for the maintenance, repair and replacement of the perimeter plateglass if such plateglass is damaged or destroyed from any cause arising from outside the building such as from

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

weather conditions or rock throwing except if the damage from outside of the building is caused by or due to Tenant's negligence or intentional misconduct, Tenant shall remain solely responsible for such maintenance, repair and replacement.

     13. MISCELLANEOUS

     13.1 Tenant shall comply with the rules and regulations annexed hereto and made a part hereof as Schedule 'D'. The Landlord reserves the right to adopt, amend or repeal, from time to time, reasonable rules and regulations (the 'Rules') concerning the use and occupancy of the Demised Premises, which shall be applicable to all tenants of the Building. Notice of the Rules, if any, shall be given to the Tenant in writing.

     13.2 The term 'Landlord', as used herein, shall mean the named Landlord hereunder and any successor to its interest in the Building. If Landlord assigns such interest, it shall thereupon cease to be liable for any subsequently accruing obligations under the lease, which obligations shall be the sole liability of the assignee of such interest.

     13.3 The term 'Tenant', as used herein, shall mean the named Tenant hereunder, any permitted assignee of this lease and/or any permitted subtenant of all or any portion of the Demised Premises.

     13.4 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim arising under or in connection with the lease.

     13.5 Any cleaning or other maintenance work caused by Tenant to be performed in the Demised Premises shall be performed by a maintenance company designated by Landlord.

     13.6 This lease shall be governed by the Laws of the State of New Jersey.

     13.7 The invalidity or unenforceability of any provision of this lease in any instance shall have no effect upon the validity or enforceability of the remainder of the lease or the validity or enforceability of such provision in any other instance.

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

     13.8  This  lease  contains  the  entire  agreement   between  the  parties
concerning the Demised Premises, and its execution has not been induced by any representation or warranty by Landlord or Tenant not set forth herein.

     13.9 This lease may be modified and the provisions hereof may be waived only by the signed written agreement of the parties.

     13.10 This lease shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, successors, executors and permitted assigns and shall be deemed to run with the Land.

     13.11 The captions herein are for convenience of reference only and shall not be deemed to define, limit or describe the scope or intendment of any provision of the lease.

     13.12 The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

   14. FIRE AND CASUALTY

     14.1 In case of any damage to the Building by fire or other casualty occurring during the Term or previous thereto, this renders the Demised Premises wholly untenantable so that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the Term hereby created shall, at the option of the Landlord, terminate from the date of such damage. If the Landlord elects to terminate the lease, Landlord shall notify the Tenant of such election within thirty (30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the Demised Premises and shall pay Fixed Rent and Additional Rent only to the time of such damage and the Landlord may re-enter and repossess the Demised Premises, discharged from this lease. In the event the Landlord can restore the Demised Premises within one hundred eighty (180) days, it shall advise the Tenant of such fact, and the lease shall remain in full

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

force and effect during the period of Landlord's restoration, except that Fixed Rent and Additional Rent shall abate, upon the happening of fire or casualty, and while the repairs and restorations are being made, but the rent shall recommence upon restoration of the Demised Premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the Demised Premises with due diligence and reasonable speed and dispatch, subject to the terms and conditions of Article 8.

     14.2 If the Building shall be damaged, but the damage is repairable within one hundred eighty (180) days the Landlord agrees to repair the same with due diligence and reasonable speed and dispatch subject to the terms and conditions of Article 8. In such event, the rent accrued and accruing shall not abate, except for that portion of the Demised Premises that has been rendered untenantable and as to that portion the rent shall abate, based on equitable adjustments.

     14.3 The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

     14.4 Notwithstanding anything contained in Article 14.1 or 14.2 above, if such repairs and for any reason not completed within two hundred ten (210) days, then the Tenant shall have the right to terminate this lease upon written notice to the Landlord of such election, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and the within lease shall be deemed null and void.

     14.5 Rent, as referred to in this Article 14, is intended to include Fixed Rent, Additional Rent and all other lease charges required to be paid by Tenant pursuant to this lease.


   15. COMPLIANCE WITH LOCAL RULES AND REGULATIONS

     15.1 Landlord convenants and agrees with Tenant that upon the Commencement Date, the Demised Premises will comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their departments and bureaus, and with the

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

requirements of the Board of Fire Underwriters, or their equivalent in the State of New Jersey, which are applicable to the use and construction of the same.

     15.2 the Tenant convenants and agrees that upon and after the Commencement Date, it will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their departments and bureaus (provided same are applicable to Tenant's occupancy or use of the Demised Premises) and with any reasonable Rules promulgated by the Landlord in writing, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with said Demised Premises during said Term and arising from the operations of the Tenant therein, and the Tenant's cost and expense, subject to the right of the Tenant to contest the decision by any such department or bureau. In the event contests any such governmental decision, it shall indemnify, defend and save the Landlord harmless from any fine, penalty, costs and liability imposed upon the Landlord as a result of Tenant's failure so to comply, or as a result of said contest by Tenant. The Tenant convenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Demised Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters or their equivalent in connection with the use and occupancy of the Demised Premises by the Tenant in the conduct of its business. Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall not be required to make structural changes in the Building if the same are required by governmental regulation, as the same may be applicable as a matter of general application to the Building, provided that the Tenant shall be required to make structural changes that may be required by governmental regulation if directly attributable and resulting

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

from Tenant's occupancy and use of the Demised Premises in the conduct of its business.

     15.3 Without limiting anything hereinabove contained in this Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as 'ISRA', and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any 'closing, terminating or transferring' of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to the surrender of the Demised Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Fixed Rent then in effect, prorated on a monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a 'letter of non-applicability' issued by the New Jersey Department of Enviromental Protection, hereinafter referred to as 'NJDEP', or an approved 'no further action letter' or a 'remediation action workplan' which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the

Property, or a transfer of any portion of the property indicated on Schedule 'A', or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Demised Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial
Classification  No.  is                 ,  and that  Tenant shall  not generate,
manufacture, refine, transport, treat, store, handle or dispose of 'hazardous substances' as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Demised Premises. The within covenants shall survive the expiration or earlier termination of the lease Term.

16. TERMINATION

     16.1 If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may without being liable for damages, reenter the said Demised Premises and take possession thereof; and, without being obligated to re-let the Demised Premises as agent for the Tenant or otherwise, the Landlord may at its option re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, including real estate brokerage, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and and alterations as may be necessary; and second to the payment of rents due hereunder. The tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired Term, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained.

     16.2 Each of the following shall be deemed a default by Tenant and breach of this lease:

          (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute.

          (ii)  voluntary dissolution or liquidation of the Tenant.

          (iii) appointment of a permanant receiver or a permanent trustee of all or substantially all the property of the Tenant and such receiver or trustee shall not be discharged within thirty (30) days after such appointment.

          (iv) taking possession of the property of the Tenant by a governmental
     officer   or  agency  pursuant  to  statutory  authority  for  dissolution, rehabilitation, reorganization or liquidation of the Tenant.

          (v) making by the Tenant of an assignment for the benefit of creditors.

          (vi) abandonment, desertion or vacation of the Demised Premises by the Tenent.

     If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant, and this lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the Term of the lease.

          (2) (i) Default in the payment of the Fixed Rent or additional Rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this lease required. In addition, any continuing pattern of late payment of rent shall be a default under this lease.

          (ii) A default in the performance of any other covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

     16.3 In case of any such default under Article 16.2(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a

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

notice upon the Tenant electing to terminate this lease upon a specified date not less than seven (7) days after the date of serving such notice and this lease shall then expire on the date so specified as if that date has been originally fixed as the Expiration Date of the Term herein granted; however, a default under Article 16.2(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

17. INSPECTION BY LANDLORD

     The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Demised Premises, or any part thereof, with prior notice at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

18. NOTICES

     All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, addressed to the Landlord at the address set forth at the head of this agreement or such other place as the Landlord shall designate in writing. All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, addressed to the Tenant at the Demised Premises, or at the address set forth at the head of the lease, or such other place as the Tenant shall designate in writing.

19. NON-WAIVER

     The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If the Landlord pursues any remedy granted by the terms of this lease or the terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

20. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

     20.1 The Tenant may make alterations, additions or improvements to the Demised Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Demised Premises, or do not lessen the value of the Demised Premises. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the lease Term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. Landlord and Tenant hereby agree that they shall conduct a walkthrough inspection of the Demised Premises at least ninety
(90) days prior to the Expiration Date of this lease, at which time Landlord shall determine which alterations and improvements will need to be removed by the Tenant at Tenant's sole cost and expense, and which shall remain. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Demised Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

     20.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

21. NON-LIABILITY OF LANDLORD

     21.1 The Landlord, its agents, servants or employees shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever. The within covenant by Tenant is an express inducement to the Landlord to enter into the within lease.

     21.2 Anything hereinabove contained to the contrary notwithstanding, the Tenant in all events shall assume all risk of damage or loss to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or loss, including Landlord's negligence.

22. CONDEMNATION

     If the whole or part of the Demised Premises shall be acquired by Eminent Domain for any public or quasi-public use or purpose so that the Demised Premises cannot be used for its intended leased purposes, then and in that event, the Term shall cease and terminate from the date that possession of the Demised Premises is taken by the condemning authority in the Eminent Domain proceeding, or as the result of the delivery of a deed in lieu of condemnation. The Tenant shall have no claim against the Landlord for the value of any unexpired Term. No part of any award made to the Landlord shall belong to the Tenant, nor shall the Tenant make any claim against the condemning authority for the valaue of its leasehold. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that without affecting Landlord's award as hereinabove referred to, the Tenant may make such independent claims as the law may allow with respect to Tenant's leasehold improvements, if any, trade fixtures and equipment.

23. INCREASE OF INSURANCE RATES

     If the rate which the Landlord must pay to obtain fire and casualty insurance with full extended coverage shall be increased because of any change in occupancy or use of the Demised Premises by the Tenant, or because of the Tenant's non-compliance with the rules, regulations or requests of the fire insurance carrier, then such increase shall be paid by the Tenant to the Landlord as Additional Rent.

24. MORTGAGE PRIORITY

     This lease shall not be a lien against the Demised Premises, the Building or the lands described on Schedule 'E' (the 'Land') in respect to any mortgages that are now or may hereafter be placed upon the Demised Premises, Building or Land. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording, and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages.

25. QUIET ENJOYMENT

     The Landlord covenants and represents that the Landlord is the owner of the Demised Premises herein leased and has the right and authority to enter into, execute and deliver this lease, and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Term.

26. SIGNS

     Landlord agrees that it will provide a directory in the lobby area of the Building, and Tenant may, with Landlord's prior written consent, identify its business name by lettering on the entrance doorway to the Demised Premises. Tenant shall not have the right to place any other signs in or about the Demised Premises, the Building or Land. If Tenant requires a listing of more than one identification, the cost of such listing shall be at Tenant's sole cost and expense.

27. CHANGES IN OR ABOUT PREMISES

     This lease shall not be affected or impaired by any change in the sidewalk, alley or street adjacent to or around the Building, or in parking regulations of the Borough of Mountainside or any County or State Agency or Office.

28. LIMIT OF LANDLORD'S LIABILITY

     Tenant shall look solely to Landlord's estate and property in the Building and Land for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the lease. In no event shall there by any personal liability on the part of Landlord beyond its interest in the Building and Land and no other assets of Landlord or its partners shall be subject to levy, execution, attachment or any other legal process.

29. LANDLORD'S REMEDIES AND EXPENSES

     29.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this lease on successive periodic sums which mature hereunder. Notwithstanding the foregoing, Landlord agrees that all cognizable claims shall be filed in one action.

     29.2 Tenant shall pay, upon demand, all of the Landlord's costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder.

30. LANDLORD'S RESERVED RIGHTS

     Landlord reserves the following rights:

          (a) During the last ninety (90) days of the Term if, during or prior to that time, Tenant vacates the Demised Premises, to decorate, remodel, repair, alter or otherwise prepare the Demised Premises for re-occupancy.

          (b) To show the Demised Premises to prospective tenants or brokers during the last twelve (12) months of the Term or any extension thereof (or during any period of time during which Tenant is in default hereunder) and to prospective purchasers or mortgagees, at all reasonable times, provided prior oral notice to Tenant in each case is given and Tenant's use and occupancy of the Demised Premises shall not be materially inconvenienced by any such action of Landlord. Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

31. ASSIGNMENT AND SUBLETTING

     31.1 Tenant shall neither assign this lease nor sublet all or any portion of the Demised Premises without Landlord's prior consent, which consent shall not be unreasonably withheld, subject to Landlord's rights hereinafter provided in Article 31.4. Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that any of the following enumerated conditions are applicable:

          (a) the proposed assignee's or subtenant's financial condition is not sufficient to meet its obligations undertaken in such assignment or sublease;

          (b) the proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of its existing tenancies;

          (c) such assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the Building's services, maintenance or facilities;

          (d) such assignee or subtenant is a tenant of and is vacating premises in the Building, or any other building owned by or through the persons constituting Landlord hereunder, including any corporation in which Landlord's principals are majority stockholders, and any affiliates, subsidiaries or parent of such corporation;

     (e) the rental obligation of such assignee or subtenant would be less than Tenant's rental obligations hereunder;

     (f) less than ninety (90%) per cent of the Building's rentable area is then rented; or

     (g) Landlord wishes to accept the offer as provided in Article 31.4.

     31.2 Any request by Tenant for Landlord's consent to an assignment of the lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

     31.3 Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the lease and such subtenant agrees that, if the lease is terminated because of Tenant's default, such subtenant shall, at Landlord's option, attorn to Landlord).

     31.4 Any request by Tenant for Landlord's consent to an assignment of the lease or a sublease of all or substantially all of the Demised Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel the lease. Landlord may accept such offer by notice to Tenant within ninety (90) days after Landlord's receipt thereof, in which event, the lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration for the Term), Fixed Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Demised Premises on such date as herein provided, and subject to payment of required lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such ninety
(90) day period, may assign the lease or sublet all or substantially all of the Demised Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject, however, to Landlord's rights under Article 31.1(a) through (f). In any event, Tenant shall pay to Landlord, as Additional Rent, fifty (50%) percent of all amounts received by Tenant from the assignee or subtenant in excess of the Fixed Rent and Additional Rent payable by Tenant hereunder.

     31.5 In the event of a permitted assignment, Landlord may collect Fixed Rent and Additional Rent directly from the assignee. In the event of a permitted sublease, Landlord may, if Tenant defaults hereunder, collect Fixed Rent and Additional Rent directly from the subtenant. In either such event, Landlord may apply any amounts so collected to the Fixed Rent and Additional Rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

     31.6 Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through the Tenant, except in accordance with this
Article 31.

     31.7 It is expressly understood and agreed that Tenant's Option to Renew, as hereinafter set forth in Article 38, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Demised Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Option to Renew hereinafter set forth.

32. BROKERAGE

     The parties mutually represent to each other that CHARLES KLATSKIN COMPANY, INC., 400 Hollister, Road, Teterboro, New Jersey 07608 and THE BLAU & BERG COMPANY, 140 Mountain Avenue,

Springfield, New Jersey 07081 are the sole brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within agreement, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage commission in connection with this transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

33. SECURITY

     33.1 Upon execution of this lease, the Tenant shall deposit with the Landlord the sum of EIGHT THOUSAND NINE HUNDRED TEN AND 00/100 (8,910.00) DOLLARS as security (the 'Security') for the full an faithful performance of this lease upon the part of the Tenant to be performed. Upon termination of this lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this lease, the Landlord shall return the Security. Anything herein contained to the contrary nothwithstanding, it is expressly understood and agreed that the Security shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the Security during the Term. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the Security with its general funds and the Security shall not be required to be segregated. Such Security may be transferred to any purchaser of Landlord's interest hereunder provided as a condition of such transfer transferee assumes, in writing, the obligation to hold the same pursuant to this Article, and upon such transfer, Landlord hereunder shall be relieved of any obligation with respect thereto.

     33.2 Anything in this Article 33 to the contrary notwithstanding, the Tenant acknowledges, covenants and agrees that in the event Landlord's mortgagee shall become mortgagee-in-possession or take title by foreclosure or deed in lieu of foreclosure, then, in either of such events, Landlord's mortgagee shall only be liable in connection with Landlord's obligations under this Article 33 to the extent that the Security or any part thereof has actually been transferred to Landlord's mortgagee by the Landlord.

34. SURRENDER OF PREMISES

     On the last day, or earlier permitted termination of the lease Term, Tenant shall quit and surrender the Demised Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Demised Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Demised Premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the Demised Premises as provided hereunder. Prior to the expiration of the lease Term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Demised Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of removal, storage and/or disposal of such property to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the Demised Premises are not surrendered at the end of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

35. SURVIVAL OF OBLIGATION

     It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this lease that shall have not been performed prior to the expiration or termination of the lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of the Term and surrender of the Demised Premises by the Tenant to the Landlord. Notwithstanding the foregoing, to the extent any payment or performance obligations required by the terms of the lease are so paid and performed in full during the term, including, but not limited to, insurance, repairs, glass repair and replacement or financial statements, such obligations, in such event, shall not survive the expiration or termination of the Term as aforesaid.

36. FINANCIAL STATEMENTS

     The Tenant agrees, at the request of the Landlord, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation.

37. EXECUTION AND DELIVERY

     The submission of the within lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Demised Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within lease by Landlord and Tenant, one to the other.

38. OPTION TO RENEW

     Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) three (3) year renewal period, to commence at the end of the initial Term of this lease, which renewal shall be upon the same terms and conditions as in this lease contained, except as follows:

          (1) During the three (3) year renewal period, Tenant shall pay Fixed Rent in the amount of SIXTY NINE THOUSAND EIGHT HUNDRED SIXTY ONE AND 00/100 ($69,861.00) DOLLARS per annum, in equal installments of FIVE THOUSAND EIGHT HUNDRED TWENTY ONE AND 75/100 ($5,821.75) DOLLARS per month in the same manner as hereinabove provided in Article 2.

          (2) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, twelve (12) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months prior to the date fixed for termination of the original Term of this lease.

          (3) The obligation to pay Fixed Rent as hereinabove provided shall include the obligation to pay applicable tax escalations and cost escalations of Operational Services as required pursuant to the terms and conditions of the within lease computed from the initial Commencement Date of the within lease as applicable.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.


WITNESS:                                 MOUNTAIN PLAZA ASSOCIATES

/s/ SONDRA STEINBERG                      BY:  [signature]               (L.S.)
-----------------------------                ---------------------------------
                                                                       Partner

ATTEST:                                  ALL COMMUNICATIONS CORPORATION

/s/ SONDRA STEINBERG                      BY: /s/ RICHARD REISS
-----------------------------                ---------------------------------
                                             Richard Reiss

STATE OF NEW JERSEY )
                    )   SS.:
COUNTY OF SOMERSET  )

     BE IT REMEMBERED, that on this 13TH day of APRIL, 1995 before me, the subscriber, SONDRA A. STEINBERG personally appeared HERBERT PUNIA Partner of MOUNTAIN PLAZA ASSOCIATES, a New Jersey Partnership, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                             /s/ SONDRA A. STEINBERG
                                             -----------------------------------
                                             SONDRA A.  STEINBERG
                                             NOTARY PUBLIC OF NEW JERSEY
                                             My Commission Expires Nov. 23, 1995



STATE OF NEW JERSEY )
                    )   SS.
COUNTY OF SOMERSET  )

     BE IT REMEMBERED, that on this   day of                  , 1995 before  me,
the subscriber, SONDRA A. STEINBERG personally appeared RICHARD REISS who, I am satisfied, is the person who signed the within Instrument as PRESIDENT of ALL COMMUNICATIONS CORPORATION, a New Jersey corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                  /s/ SONDRA A. STEINBERG
                                                  -----------------------------

                                  SCHEDULE 'B'
                           WORK LETTER (OFFICE BLDG.)

I. LANDLORD'S OBLIGATIONS

     Landlord agrees to provide the following items of basic construction (or make allowances indicated) subject to the terms and conditions hereinafter provided:

     A. GENERAL CONSTRUCTION

     1. FLOORS

          a) Carpet will be provided throughout rental area from selection provided by landlord. If tenant selects different carpeting, an allowance of $9.00/ yard installed will be given towards tenant's selection.

          b) Floors will be finished in non-carpeted areas in Vinyl Composite tiles 9'' X 9'' or 12'' X 12'' X 1/8'', at the landlord's option. Color of vinyl composition title to be selected by tenant from building standard color. Special patterns, diagonals, etc. will be at an extra cost.

          c) Vinyl base (brown or black) shall be installed in tile or carpeted areas along the partitions.

          d) Floor loads are designed for live loads of fifty (50) pounds per square foot.

     2. CEILINGS

          Ceilings will be 2'0'' X 4'0'' acoustic title of natural fissured mineral fiber installed with exposed grid. Ceiling heights to be 8'4''.

     3. PARTITIONS

          a) Partitions between tenant's walls of leased premises on multiple tenancy floors and between tenant's and public corridors will be firecode C gypsum board and shall have sound deadening insulation and to be taped and spackled. All partitions shall extend from floor to underside of acoustical ceilings.

          b) Partitions within tenant's space will extend from floor to suspended ceiling and will consist of 2 1/2'' metal studs with taped, spackled and painted 1/2'' thick gypsum wallboard on both sides as follows:
     There will be one (1) linear foot of partition for every fifteen (15) square feet of usable space.

          c) Partitions terminating at the building exterior wall shall meet a mullion or a column. Where partitions are offset to this condition, the offset shall occur 2 feet 0 inches minimum will be not wider than 4 inches for a minimum of approximately 2 feet from the exterior building wall.

     4. DOORS

          Doors shall be wood doors 1 3/4'' X 3' 0'' X 6'8'', flush. From public corridors one solid core door shall be provided for tenants having less than 2,000 square feet of rentable space, and two doors shall be provided for tenants having more than 2,000 square feet of rentable space. Within the leased premises one door will be provided for every 25 linear feet interior partition.

     5. HARDWARE

          Latch sets, hinges and door stops for all interior doors. Entrance door lock to be keyed with master building system.

     6. PAINTING

          All partitions are to receive two coats of paint. Painting shall be in pastel colors to be selected by tenant from the building color chart, not to exceed one color per room or two colors in any large open space. Dark colors and additional colors, (graphics included), shall be at tenant's expense as additional work.

     7. VENETIAN BLINDS

          Building standard metal venetian blinds will be installed on all windows by landlord.

     B. ELECTRICAL CONSTRUCTION

     1. WIRING

          Facilities sufficient for 2 watts per square foot of rentable area connected load at 110 - 120 V. single phase for general use, and facilities sufficient for 3 watts per square foot of rentable area connected load at 265 V., 3 phase for fluorescent lighting.

     2. LIGHTING

          Furnish and install one (1) - 2 foot X 4 foot recessed fluorescent unit in building standard ceiling grid containing four 40 watt rapid start lamps and acrylic diffuser for every 96 square feet of usable space. Initial installation of lamps for the fixtures to be supplied by the landlord at its expense. Replacement of lamps and all parts by tenant at tenant's expense.

     3. ELECTRICAL OUTLETS

          Furnish and install one duplex electrical receptacle outlet for every 125 square feet of usable area to be located on interior partitions at a height of 18'' above finished floor.

     4. SWITCHES

          Install on partition wall one (1) silent on/off light switch for an average of one (1) every six (6) 24'' X 48'' fixtures.

     5. TELEPHONE OUTLETS

          Tenant shall make arrangements with the Telephone Company and pay for required installations. Tenant will cause Telephone Company work to be performed at a time compatible with landlord's work.

     C. HEATING, VENTILATION AND AIR CONDITIONING

          The heating, ventilation and air conditioning is designed to maintain 78 degrees F and 50% relative humidity indoors in the summer when the outdoor temperature is 95 degrees FDB and 75 degrees FWB. In the winter the building will be maintained at 70 degrees F when the outdoor temperature is 0 F with a 15 MPH wind. The performance standard indicated by design criteria are based upon and limited to an occupancy of not more than one
     (1) person per one hundred (100) square feet of usable area. There are no provisions in the cooling design for any heat producing equipment, exhaust fans, or ventilating hoods that might be used in your operations.

II. TENANT'S OBLIGATIONS

A. SCHEDULE OF DELIVERY OF TENANT'S DRAWINGS

     Tenant shall furnish landlord, for its approval the following complete descriptive information and drawings, including Basic Construction and Finish Work on or before the dates listed below: (15 copies of each drawing shall be furnished to landlord).

     1. On or Before _____________________________________________

          a) The location and extent of floor loading and floor openings in excess of building standard.

          b)  Any  special  air-conditioning  needs  by  location  and   general
     description of need.

          c) Location and description of any special plumbing requirements.

          d) Estimated total electrical load, including lighting for entire space. Show amount and location of areas requiring loads in excess of building standard.

          e) Location, loads, and dimensions of telephone equipment rooms.

     2. On or Before _____________________________________________

          a) Partition locations and type.

          b) Door locations, size and type, hardware schedule.

          c) Reflected ceiling plans.

          d) Location of electrical outlets.

          e) Any structural architectural installations.

          f) Specific plumbing requirements, including plans and specifications.

          g) Non-building standard ceiling heights and/or materials, and any other information not delineated in C below.

          h) Any special required undercut of door measurement.

     3. On or Before____________________________________________

          a) Decorative plans, including plant schedule, floor coverings, wall coverings.

          b) Non-structural architectural detailing.

         All drawings to show inside dimensions and to identify outer perimeter columns as per plans showing rentable spece attached to lease. If tenant fails to furnish such drawings and information within the time prescribed (or any further information within five (5) days after written demand), landlord may complete the leased premises in a manner satisfactory to the landlord.

B. FILING OF PLANS

         All such plans and specifications are expressly subject to landlord's written approval, which landlord covenants it will not unreasonably withhold. Tenant covenants and agrees that said plans, along with mechanical and electrical plans and specifications detailed in Paragraph
     II. A. hereof, to be filed at tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as landlord may reasonably direct.

C. BUILDING STANDARD PLANS

         Landlord, at landlord's sole cost and expense shall cause to be prepared complete mechanical and electrical plans and specifications where necessary for installation of building standards.

D. TENANT'S FINISH WORK

     1. Landlord further agrees to perform at tenant's request, and upon submission by tenant of necessary plans and specifications any additional or non-standard work, work over and above that specified in
         Section I hereof. Such work shall be performed by landlord, at tenant's sole expense, as a tenant's extra. Prior to commencing any such work requested by tenant, landlord will submit to tenant written estimates of the cost of any such work. If tenant shall fail to approve in writing any such estimate within ten (10) working days, the same shall be deemed disapproval in all respects by tenant, and landlord shall not be authorized or obligated to proceed thereon.

     2. Tenant may, at its option after occupancy of premises, employ its own subcontractors for finishing trades work, such as carpentry, millwork, cabinet work, carpeting and draperies as may be initially furnished and installed by tenant in the demised premises, provided such subcontractors work in harmony with, and do not interfere or cause

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                            SCHEDULE 'B' (Continued)

         jurisdictional labor disputes with the labor forces employed by the landlord, its contractors or any other tenant or their contractors, and otherwise comply with the provisions of the lease, and provided tenant's subcontractors accept the administrative supervision of landlord's representatives, as to work scheduling. Workmen's Compensation, public liability insurance and property damage insurance, with a Hold Harmless provision, all in amounts and with companies reasonably satisfactory to landlord, shall be maintained by such finish trades subcontractors; certificates of such insurance shall be furnished to landlord prior to commencement of work.

     3. No credit is intended nor shall any be allowed for the unused portion of work allowed by the landlord.

E. BILLING

          Tenant agrees to pay landlord the actual cost of all such work together with 10% of all aggregate cost as provided to reimburse landlord with respect to expenses in furnishing such non-standard work. Tenant agrees that the same shall be collectable as additional rent pursuant to the lease and in default of payment thereof, landlord (in addition to all other remedies) has the same rights as in the event of default of payment of rent.

          Landlord or its agent may submit statements to tenant for sums due it hereunder monthly, of the work performed to date and/or for materials delivered to the job site during the previous month, and the same shall be payable by tenant to landlord or its designee within ten (10) days thereafter.

F. SUBSTITUTIONS

          All finish work shall require the installations of new materials at least comparable to the quality installed in the building. Tenant may substitute material, equipment and fixtures (except venetian blinds) for those specified for Basic Construction of equal or better quality. Tenant shall pay landlord the cost to landlord for such substitute items which are in excess of such items included in Basic Construction. The cost to tenant for such substitution shall be landlord's cost for the substitute item less the allowance, if any, for the Basic Construction item plus 10% overhead and 10% profit in connection with landlord's expenses in the handling of the substitution. Tenant may also request landlord to omit the installation of any item not theretofore installed provided such omission shall not delay landlord's work and landlord thereafter shall not be obligated to install the same. Tenant shall not be entitled to any credit for such item omitted against any additional item or any item of a different kind or character. Any changes or deletions or additions required by appropriate government agencies, shall be considered as approved by tenant and treated as additional tenant finish work and be billed accordingly. There shall be no cash credits or allowances.

          Tenant, within   ten  (10)  days   of  acceptance  of  this  document,
     shall designate in writing to landlord an

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

                            SCHEDULE 'B' (CONTINUED)

     authorized representative, to coordinate with landlord's work to be performed hereunder.

          Nothing in this Work Letter shall be construed as being building standard, unless affirmatively stated as being supplied by landlord.

          The provisions of the Work Letter are specifically subject to the provisions of the lease, and shall be incorporated as Exhibit B in the lease.

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

                                  SCHEDULE 'C'
                      BUILDING MAINTENANCE SPECIFICATIONS

1.   General (Five Nights per Week)

     A. All ceramic, tile and other unwaxed flooring to be swept nightly and washed as necessary.

     B. All composition tile to be swept.

     C. All carpeting and rugs to be vacuumed.

     D. All furniture, fixtures, pictures, ledges, chair rails and other furniture and window sills to be hand-dusted and cleaned.

     E. All ashtrays to be emptied and damp-wiped clean.

     F. All waste receptacles to be emptied and refuse removed to a designated area of the building.

     G. Interiors of all waste disposal cans and baskets will be kept clean by inserting a plastic liner in each.

     H. All water coolers to be washed and polished.

     I. All door louvres and other ventilating louvres within reach to be dusted as necessary.

     J. All telephones to be hand-dusted.

     K. All bright work to be wiped clean and polished.

     L. All fingerprints and smudges to be removed from painted verticle surfaces whenever and whenever practicable.

     M. All stairways to be swept and dusted nightly or mopped when necessary.

     N. The elevators to be swept, dusted and vacuumed nightly.

2.   Lavatories (Five nights per week)

     A. All lavatory rooms to be swept and washed nightly with a disinfectant.

     B. All mirrors, shelves, bright work and enameled surfaces in lavatories to be washed and polished.

     C. All basins, bowls and urinals to be scour-washed with a disinfectant.

     D. All toilet seats to be scour-washed and disinfected.

     E. All partitions, tile walls, dispensers and receptacles to be hand-dusted and washed when necessary.

     F. Landlord will furnish all paper towels, toilet tissue and plastic bags. Units should be checked and replenished daily by Custodial.

     G. All wall tile and stall surfaces to be washed and polished as often as necessary.

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

3.   High Dusting

     A. All pictures, frames, charts and similar wall hangings not reached in daily cleaning to be dusted once per week.

     B. All vents, moldings, grill work and exposed pipes not reached in daily cleaning to be dusted once per week.

4.   Floor Care

     A. Vacumm all carpeted areas nightly.

     B. Sweep and/or dust mop all non-carpet areas nightly.

     C. Spot clean spillage in non-carpeted areas.

     D. Spot clean all carpeted areas (once carpets have been thoroughly cleaned).

     E. Wet mop all lavatory floors using a disinfectant and a deodorant.

     F. Computer Flooring: Sweep, dry mop or vacuum as applicable.

     G. Damp mop marble flooring in main lobby nightly.

     H. Maintain all composition tile floor surfaces using an approved, low alkaline, non-injurious detergent as well as an Underwriters Laboratory approved floor finish that is non-staining and provides a high degree of slip prevention as necessary.

5.   Window Cleaning

     A. Inside and outside

     B. Once per year
        (a) perimeter windows
        (b) Mirror walls
        (c) Domes and glass wall

     D. Twice per month
        Railings and Entrance

6.   Janitorial Services

     Five nights per week.

7.   Carpet Shampooing

     Upon request at additional charge.

                                  SCHEDULE 'D'
                         BUILDING RULES AND REGULATIONS

     1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

     2. Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper, paper towels or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

     3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord agrees that Tenant shall be suitably identified.

     4. No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

     5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord. No tenant shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, in inter-lining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

     6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by the Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates the lease.

     7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgement to absorb and prevent vibration, noise and annoyance.

     8. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

     9. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss due to theft or vandalism from the Demised Premises however occasioned.

     10. No animals of any kind shall be brought into or kept in or about the Premises.

     11. The requirements of Tenant will be attended to only upon the application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of Landlord. Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.

     12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. Vending machines for coffee and rolls are permitted, only upon written consent of Landlord, which consent shall not be unreasonably withheld.

     13. Tenant shall not conduct, or permit any other person to conduct any auction on the premises. The Tenant shall not store goods, wares or merchandise upon the Premises, except for the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling, make any unusual noises in the Building; permit to be played any musical instrument in the premises; permit to be played any radio, television, recorded or wire music in such a loud manner so as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

     14. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color and attached in a manner approved by Landlord.

     15. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

     16. There shall not be used in the Premises or in the Building, either by Tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

     17. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

     18. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     19. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building.

          (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

          (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

          (c) the right to install and maintain a sign or sings on the exterior of the building;

          (d) the exclusive right to use or dispose of the use of the roof of the building;

          (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

          (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

        (Note: there are 3 existing dedicated outlets on the front wall make them standard 110v duplex outlets and use the existing dedicate lines for)

                                 [FLOOR PLAN]

1.  Replace ceiling tiles to match in rooms #8-9-10-14.
2.  Clean all HVAC defusers.
3.  Change all lightswitch and outlet covers to off white.
4. Blance lighting by relocating or adding in rooms #1-2-4-5. Note, room # 8 as shown add 2x4 floor light.
5.  Replace light fixture room # 5.
6.  Check light fixture room # 10.
7.  Carpet selection Philadelphia Norway Green  rooms # 2-3-4-5-6-8-9-10-11-12.
8.  Carpet selection Philadelphia Up Tempo Magellan 23398 rooms 1 & 7.
9.  Paint selection Conlux Chalet White rooms 1 to 15.
10. Base  cabinet  and  top   selection  Formica  Almond  #920  matte   finish.
11. V.C.T. Kentile Hazeltine #1455 rooms #13 and 14.
12. Base  molding  (upgrade)  Kentile  Base Group  II  KC-24  beige  @ $420.00


                           ALL COMMUNICATIONS CORPORATION
                     RT. 22 WEST MOUNTAINSIDE, N.J. FIRST FLOOR

                             Richard Reiss 7-12-95